UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SEACOAST BANKING CORPORATION OF FLORIDA

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule, or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Supplement to Proxy Statement

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

This supplements the definitive proxy statement on Schedule 14A filed by Seacoast Banking Corporation of Florida (the “Company”) with the Securities and Exchange Commission on April 6, 2018 (the “Proxy Statement”).

The sole purpose is to supplement the Company’s Proposal 3 in the Proxy Statement. Proposal 3 of the Proxy Statement is supplemented as follows:

“As of the record date, approximately 837 employees (including officers), 15 directors, 0 consultants and 0 advisors were eligible to receive awards under the 2013 Plan.”

This material is first being released to stockholders on or about May 9, 2018, and should be read together with the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON May 24, 2018:

The Proxy Statement (including this supplement) and Fiscal 2017 Annual Report to Stockholders are available at

www.proxyvote.com or at www.SeacoastBanking.com/GenPage.aspx?IID=100425&GKP=393970.

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